Exhibit 23.2

Consent of Independent Auditor

We consent to the incorporation by reference in this Registration Statement on Form S-1 of Guild Holdings Company of our report dated March 31, 2021, relating to the consolidated financial statements of Residential Mortgage Services Holdings, Inc. and Subsidiary, appearing in the Current Report on Form 8-K/A filed by Guild Holdings Company on September 17, 2021.

We also consent to the reference of our firm under the heading “Experts” in such Registration Statement.

/s/ RSM US LLP

New York, New York

December 22, 2021